UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ASTEC INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: ___________________________________________________________________________________________
	(2)	Aggregate number of securities to which transaction applies: ___________________________________________________________________________________________
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________________________________________________

	(4)	Proposed maximum aggregate value of transaction: ___________________________________________________________________________________________
	(5)	Total fee paid: ___________________________________________________________________________________________
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: ___________________________________________________________________________________________
	(2)	Form, Schedule or Registration Statement No.: ___________________________________________________________________________________________
	(3)	Filing Party: ___________________________________________________________________________________________
	(4)	Date Filed: ___________________________________________________________________________________________

SUPPLEMENTAL INFORMATION REGARDING
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, APRIL 30, 2020

The following change of location notice relates to the proxy statement filed by Astec Industries, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 18, 2020 (the “Proxy Statement”) and made available to shareholders of the Company in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Company’s 2020 Annual Meeting of Shareholders to be held on April 30, 2020. This Supplement is being filed with the SEC and made available to shareholders on or about April 24, 2020.

The following change of location notice should be read in conjunction with the Proxy Statement.

Astec Industries to Hold 2020 Annual Meeting of Shareholders in Virtual-Only Format

CHATTANOOGA, Tenn. (April 24, 2020) – Astec Industries, Inc. (Nasdaq: ASTE) (the “Company”) announced today that its upcoming 2020 Annual Meeting of Shareholders (the “Annual Meeting”) will be held in a virtual-only format to protect the safety of its shareholders and meeting participants in response to the COVID-19 pandemic and related public health guidance and restrictions.
As previously announced, the Annual Meeting will be held on Thursday, April 30, 2020, at 10:00 a.m., Chattanooga time, for shareholders of record as of the close of business on February 21, 2020. The original date and time of the Annual Meeting, as well as the items of business to be addressed at the Annual Meeting, remain unchanged. However, shareholders and other participants will not be able to attend the Annual Meeting in person and may only participate via webcast.
Access and Log-In Instructions for Virtual Annual Meeting
Shareholders entitled to attend the Annual Meeting may access the virtual meeting by going to https://www.issuerdirect.com/virtual-event/aste and following the instructions on the website to enter the 16-digit control number printed on their proxy card, voting instruction form or Notice of Meeting, as applicable. Online access to the Annual Meeting will open at 9:45 a.m. (Chattanooga time) to allow time for shareholders to log-in prior to the start of the live audio webcast of the Annual Meeting at 10:00 a.m. (Chattanooga time).
Voting Methods
Whether or not you plan to attend the Annual Meeting, the Company urges you to vote and submit your vote in advance of the Annual Meeting by one of the methods described in the proxy materials previously provided in connection with the Annual Meeting. Please note that the proxy card included with the previously distributed materials will not be updated to reflect the change to a virtual format and may continue to be used to vote your shares in connection with the Annual Meeting. The Company’s proxy materials are currently available at www.proxyvote.com. Shareholders who have already voted do not need to take any further voting action unless they wish to change their vote.
If you wish to vote during the webcast of the Annual Meeting, go to https://www.issuerdirect.com/virtual-event/aste and vote during the meeting by following the instructions on the meeting website.

About Astec Industries, Inc.
Astec Industries, Inc., (www.astecindustries.com) owns sites that manufacture specialized equipment primarily used for asphalt road building, aggregate processing and concrete production.
For Additional Information Contact:
Steve Anderson
Senior Vice President, Director of Investor Relations & Corporate Secretary
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: sanderson@astecindustries.com